Exhibit 5.1

Yuval Horn, Keren Kanir*, Roy Ribon, Ohad Mamann, Orly Sternfeld, Danielle Wassner,

Yasmin Zohar*, Paz Abercohen, Tammy Alon, Assaf Unger, Maayan Saar, Uri Dotan,

Roie Kaner, Yinon Itan, Ronen Monosevich**

* Also admitted in New York

** Special Counsel

Tel-Aviv, December 20, 2016
Ref: 1513/17

To:

Therapix Biosciences Ltd.

5 Azrieli Center (Square Tower)

Tel-Aviv 6702501, Israel

Ladies and Gentlemen:

Re: Registration Statement on Form F-1

We have acted as Israeli counsel for Therapix Biosciences Ltd., an Israeli company (the “Company”) in connection in connection with a registration statement on Form F-1, as amended, the “Registration Statement”) filed by the Company with the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”) for the registration and proposed offering by the Company under the Registration Statement of (i) American Depositary Shares (the “ADSs”), each representing forty (40) ordinary shares, NIS 0.1 par value per share of the Company (the “Ordinary Shares”), and warrants (the “Initial Warrants”) to purchase ADSs, (ii) at the option of the Underwriters, the issuance and sale to the Underwriters of additional ADSs and/or warrants (the “Additional Warrants”) to purchase additional ADSs to cover over-allotments, if any, and (iii) warrants to purchase ADSs (together with the Initial Warrants and the Additional Warrants, the “Warrants”) issued to the Underwriters under the terms of the warrant agreement between the Company and a warrant agent, in the form to be filed as an exhibit to the Registration Statement (the “Warrant Agreement”) (collectively, the “Securities”). We understand that the Ordinary Shares underlying the ADSs and underlying the Warrants are to be sold by the Company to the underwriters for resale to the public as described in the Registration Statement and pursuant to an underwriting agreement be entered into by and among the Company and the several underwriters substantially in the form to be filed as an exhibit to the Registration Statement (together with all schedules, exhibits and ancillary documents and agreements thereto, the “Underwriting Agreement”). The Securities are being registered by the Company in connection with an underwritten public offering of the Company (the “Offering”).

In rendering the opinion set forth below, we have examined and relied upon originals, photocopies or copies, certified or otherwise identified to our satisfaction, of the Registration Statement to which this opinion is attached as an exhibit, the Company’s Articles of Association as amended, resolutions of the Board of Directors (the “Board”) and the resolutions of the committees of the Board which have heretofore been approved and relate to the Offering and such statutes, regulations, corporate records, documents, certificates and such other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company as we have deemed relevant and necessary as a basis for the opinions hereafter set forth. We have also made inquires of such officers and representatives as we have deemed relevant and necessary as a basis for the opinions hereafter set forth. In such examination, we have assumed, without independent investigation: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of such latter documents; (iii) that the Registration Statement has been declared effective pursuant to the Securities Act. With respect to the Underwriting Agreement and the Warrant Agreement, which are governed by and construed in accordance with the laws of the State of New York, we have assumed that these agreements comply with and do not violate the laws of the State of New York. For these matters, we have relied on a separate opinion of Zysman, Aharoni, Gayer and Sullivan & Worcester LLP, U.S. counsel to the Company, which is being filed as an exhibit to the Registration Statement as filed with the SEC on the date hereof, and which includes an opinion regarding such agreements not violating the laws of the State of New York, and clarifies that we may rely on such an opinion. As to all questions of fact material to this opinion that have not been independently established, we have relied upon representations, certificates or comparable documents of officers and representatives of the Company.

Members of our firm are admitted to the Israel Bar. This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.

Based upon and subject to the foregoing, we are of the opinion that (i) upon payment to the Company of the consideration per Security in such amount and form as shall be determined by the Board or the persons authorized by the Board, the Ordinary Shares underlying the ADSs, when issued and sold in the Offering as described in the Registration Statement, will be duly authorized and validly issued, fully paid and non-assessable and (ii) the Ordinary Shares underlying the Warrant, when issued and sold by the Company and delivered by the Company against receipt of the exercise price therefor, in accordance with and in the manner described in the Registration Statement and the Warrant Agreement, will be duly authorized and validly issued, fully paid and non-assessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm appearing under the caption “Legal Matters” and “Enforcement of Civil Liabilities” in the prospectus forming part of the Registration Statement. In giving this consent, we do not thereby admit that we are “experts” within the meaning of such term as used in the Securities Act or within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the SEC promulgated thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

This opinion letter is rendered as of the date hereof and we disclaim any obligation to advise you of facts, circumstances, events or developments that may hereafter be brought to our attention after the effective date of the Registration Statement that may alter, affect, or modify the opinions expressed herein.

Sincerely yours,

/s/ Horn & Co. - Law Offices
Horn & Co. - Law Offices